UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2020

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)
(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

On February 6, 2020, Lilis Energy, Inc. (the “Company”) entered into an Ninth Amendment (the “Ninth Amendment”) to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated October 10, 2018 (as amended from time to time, the “Revolving Credit Agreement”), among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and BMO Harris Bank N.A., as administrative agent.
As previously disclosed, as a result of the January 17, 2020 redetermination of the borrowing base under the Revolving Credit Agreement, a borrowing base deficiency in the amount of $25 million (the “Borrowing Base Deficiency”) currently exists under the Revolving Credit Agreement. The Borrowing Base Deficiency constitutes the difference between the principal amount of borrowings currently outstanding under the Revolving Credit Agreement ($115 million) and the borrowing base as so redetermined ($90 million). The Company is required to repay the amount of the Borrowing Base Deficiency in four $6.25 million installments (each, an “Installment Payment”). Prior to the Ninth Amendment, the Installment Payments were due to be made on February 7, 2020, February 14, 2020, March 16, 2020, and April 14, 2020.
The Ninth Amendment amended the Revolving Credit Agreement to provide that the due date for the first Installment Payment is extended from February 7, 2020 to February 18, 2020 and the due date for the second Installment Payment is extended from February 14, 2020 to February 18, 2020. The due dates for the two subsequent Installment Payments remain March 16, 2020 and April 14, 2020.
As previously disclosed, the Company is currently considering transactions to fund the repayment of the Borrowing Base Deficiency. If the Company is unable to repay the Borrowing Base Deficiency as and when required under the Revolving Credit Agreement, an event of default would occur under the Revolving Credit Agreement.
The foregoing description of the terms of the Ninth Amendment is not complete and is qualified in its entirety by reference to the full copy of the Ninth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.
Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to make the required repayments of the Borrowing Base Deficiency; the ability to finance the Company’s continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*
Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of February 6, 2020, among Lilis Energy, Inc., the subsidiaries of Lilis Energy, Inc. party thereto as guarantors, BMO Harris Bank, N.A., as administrative agent, and the lenders party thereto.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 6, 2020	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer